EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Annual Report on Form 10-K of Pacific Health Care Organization, Inc. (the “Company”) for the periods ended December 31, 2018, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Tom Kubota, as  Chief Executive Officer of the Company, and Fred U. Odaka, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)	The Report fully complies with the requirements of section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: March 29, 2019	By:	/s/ Tom Kubota
Tom Kubota
Chief Executive Officer

Date: March 29, 2019	By:	/s/ Fred U. Odaka
Fred U. Odaka
Chief Financial Officer

This certification is deemed furnished and not filed with the Securities and Exchange Commission and is not incorporated by reference into any filing of Pacific Health Care Organization, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of this Report), irrespective of any general incorporation language contained in such filing.